 Exhibit 99.1
NEWS RELEASE

Date	From
May 7, 2018	Rich Sheffer
NEWS RELEASE	1.727.853.3079
Vice President Investor Relations, Risk Management and Treasurer
Welbilt, Inc.

WELBILT REPORTS SOLID FIRST QUARTER OPERATING RESULTS

Delivers sales and EPS growth over prior year; reaffirms full-year guidance

New Port Richey, FL. - May 7, 2018 - Welbilt, Inc. (NYSE:WBT), today announced financial results for its 2018 first quarter.

2018 First Quarter Highlights

•	Net sales were $350.4 million, an increase of 6.8 percent from prior year; Organic Net Sales increased 3.7 percent

•	Net earnings were $12.5 million, an increase of 150.0 percent; Adjusted Net Earnings were $21.8 million, an increase of 105.7 percent

•	Diluted net earnings per share were $0.09, an increase of 125.0 percent; Adjusted Diluted Net Earnings Per Share were $0.15, an increase of 87.5 percent

•	Earnings from operations were $41.6 million, an increase of 17.8 percent; as a percent of net sales, earnings from operations were 11.9 percent, an increase of 110 basis points

•	Adjusted Operating EBITDA was $55.3 million, an increase of 4.3 percent; Adjusted Operating EBITDA margin was 15.8 percent, a decrease of 40 basis points

2018 Guidance

•	Net sales growth: between 7.0 and 10.0 percent (organic +1.0 to +4.0 percent, acquisition +5.0 percent, foreign currency translation +1.0 percent)

•	Adjusted Operating EBITDA margin: between 19.5 and 21.0 percent

•
Adjusted Diluted Net Earnings Per Share: between $0.80 and $0.90 per share, based on a forecast of 141.6 million fully diluted shares outstanding and including a $0.02 benefit from the acquisition of Crem International, inclusive of integration costs

"We are pleased to begin 2018 with strong organic growth, driven by new rollouts with large chain customers in both the Americas and EMEA,” said Hubertus Muehlhaeuser, Welbilt’s President and CEO. "Organic Net Sales increased in the Americas segment, with stronger hot-side product sales related to the rollouts more than offsetting lower KitchenCare® aftermarket sales. In the EMEA segment, Organic Net Sales increased with higher hot-side product sales related to a rollout with a large chain customer and higher sales of Merrychef® high-speed ovens. In the APAC segment, Organic Net Sales decreased due to lower Fabristeel® project sales and a decrease in KitchenCare aftermarket sales."

“Operationally, Adjusted Operating EBITDA increased year-over-year again for the 11th consecutive quarter driven by the continued solid execution of our Simplification and Right-Sizing initiatives and the benefits from higher volumes. However, our Adjusted Operating EBITDA margin decreased slightly as these benefits were offset by less favorable mix primarily from lower KitchenCare aftermarket sales, and from ramp-up costs related to the new rollouts that began this quarter. We see the impacts from mix and ramp-up costs as temporary and we expect to deliver higher year-over-year Adjusted Operating EBITDA - both in absolute dollars and as a percent of sales - in 2018."

"We are reaffirming our 2018 annual guidance today. We expect to continue benefiting from increased sales to large chain customers and for demand from general market customers to improve as we progress through the year. We expect to see gradually increasing benefits from our recently-announced customer wins and more immediate growth benefits from the Crem International acquisition. We expect our Simplification and Right-Sizing initiatives, hedging activities and additional price increases to offset the inflationary impacts from rising material and freight costs, which would allow us to achieve another year of margin and earnings growth," concluded Muehlhaeuser.

Segment Discussion
Net sales in our Americas segment for the first quarter were $280.2 million, a 4.7 percent increase compared to last year's first quarter. Third-party Net Sales were $249.9 million, a 5.1 percent increase (+4.5 percent organic, +0.6 percent foreign currency translation) compared to the

May 7, 2018
Welbilt Reports 2018 First Quarter Results

prior year quarter. The Organic Net Sales increase was primarily driven by higher sales of hot-side products for new rollouts for large chain customers, partially offset by lower KitchenCare aftermarket sales. First quarter adjusted operating EBITDA in the Americas segment was $47.6 million compared to $46.8 million in the first quarter of 2017. As a percentage of net sales, adjusted operating EBITDA margin was 17.0 percent in the first quarter versus 17.5 percent in the same period last year, a decrease of 50 basis points. The decrease in adjusted operating EBITDA margin was primarily driven by unfavorable product mix, costs related to starting up the new rollouts and higher compensation expense, which were partially offset by savings from our Simplification and Right-Sizing initiatives.

Net sales in our EMEA segment for the first quarter were $81.0 million, a 19.5 percent increase versus $67.8 million in last year's first quarter. Third-party Net Sales were $64.1 million, an 18.9 percent increase (+4.6 percent organic, +14.3 percent foreign currency translation). The Organic Net Sales increase was driven primarily by higher sales of hot-side products for a new rollout with a large chain customer and strong Merrychef high-speed oven sales, plus higher KitchenCare aftermarket sales. First quarter adjusted operating EBITDA in the EMEA segment was $14.1 million compared to $12.8 million in the first quarter of 2017. As a percentage of net sales, adjusted operating EBITDA margin was 17.4 percent in the first quarter versus 18.9 percent in the same period last year, a decrease of 150 basis points. The adjusted operating EBITDA margin decrease was primarily driven by higher compensation expense and increased overhead costs, which were partially offset by savings from our Simplification and Right-Sizing initiatives.

Net sales in our APAC segment for the first quarter were $43.5 million, a 4.3 percent increase from $41.7 million in last year's first quarter. Third-party Net Sales were $36.4 million, unchanged from last year's first quarter (-3.3 percent organic, +3.3 percent foreign currency translation). The Organic Net Sales decrease was driven primarily by lower Fabristeel project sales and a decrease in KitchenCare aftermarket sales, partially offset by improved sales of hot-side products. First quarter adjusted operating EBITDA in the APAC segment was $5.5 million, unchanged from last year's first quarter. As a percentage of net sales, adjusted operating EBITDA margin was 12.6 percent for the first quarter of 2018 versus 13.2 percent for the same period in the prior year. The adjusted operating EBITDA margin decrease was primarily driven by increased overhead costs.

Liquidity Discussion
Net cash used by operating activities in the first quarter was $153.5 million compared to $164.4 million in last year's first quarter. Net cash provided by investing activities in the first quarter was $128.1 million compared to $111.0 million in last year's first quarter. Both the current year and prior year amounts for net cash used by operating activities and net cash provided by investing activities reflect the impact of the adoption of Accounting Standards Update 2016-15, which is applicable to accounts receivable securitization programs and requires gross presentation and classification changes between the operating and investing sections on the consolidated statements of cash flows including retrospective recasting of prior period information for comparability. Free Cash Flow was a $25.4 million use of cash in the quarter, a 52.4 percent improvement from a $53.4 million use of cash in last year's first quarter. During the quarter, net borrowings on our debt agreements increased by $54.9 million compared to an increase of $80.4 million in last year's first quarter. Our ending cash balance was $153.8 million, an increase of $25.4 million in the quarter. The majority of our cash is held by our international subsidiaries.

Conference Call and Webcast
Welbilt will host a live conference call to discuss its 2018 first quarter earnings on Monday, May 7, 2018 at 10:00 am ET. A live webcast, supplemental presentation slides and replay of the call can be accessed on the Investor Relations page at www.welbilt.com. The webcast replay will be available for 30 days from Monday, May 7, 2018 at 1:00 pm ET. The information on our website is not a part of this release.

About Welbilt, Inc.
Welbilt, Inc. provides the world’s top chefs, premier chain operators and growing independents with industry-leading equipment and solutions. Our innovative products and solutions are powered by our deep knowledge, operator insights, and culinary expertise. Our portfolio of award-winning product brands includes Cleveland™, Convotherm®, Crem®, Delfield®, Frymaster®, Garland®, Kolpak®, Lincoln™, Manitowoc® Ice, Merco®, Merrychef® and Multiplex®. These product brands are supported by two service brands: FitKitchen®, our fully-integrated kitchen systems brand, and KitchenCare®, our aftermarket parts and service brand. Headquartered in the Tampa Bay region of Florida and operating 17 manufacturing facilities throughout the Americas, Europe and Asia, we sell through a global network of over 3,500 distributors and dealers in over 100 countries. We have approximately 5,800 employees and generated sales of $1.45 billion in 2017. For more information, visit www.welbilt.com.

Forward-looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not historical facts are forward-looking statements and include, for example, the Company’s expectations regarding future results, the Company’s full-year financial outlook, descriptions of our operating and strategic plans and any assumptions on which those expectations, outlook or plans are based. Certain of these forward-looking statements can be identified by the use of words such as "anticipates," "believes," "intends," "estimates," "targets," "expects," "could," "will," "may," "plans," "projects," "assumes," "should" or other similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, and our actual results could differ materially from future results expressed or implied in these forward-looking statements. The forward-looking statement included in this release are based on our current beliefs and expectations and speak only as of the date of this release. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, risks related to the acquisition of Crem International ("Crem"), including our ability to realize the benefits of the acquisition in a manner consistent with our expectations and general integration risks, world economic factors and ongoing economic and political uncertainty; realization of anticipated earnings

May 7, 2018
Welbilt Reports 2018 First Quarter Results

enhancements, cost savings, strategic options and other synergies and the anticipated timing to realize those enhancements, savings, synergies, and options; availability of raw materials and changes in raw material prices, commodity prices and hedges in place; the ability to generate cash and manage working capital consistent with our stated goals; changes in the interest rate environment and currency fluctuations; the successful development and market acceptance of innovative new products; actions by competitors including competitive pricing; consumer and customer demand for products; compliance with, or uncertainty created by, existing, evolving or new laws and regulations, including recent changes in tax laws and trade regulations and enforcement of such laws around the world; and those additional risks, uncertainties and factors described in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 and in our other filings with the Securities and Exchange Commission ("SEC"). We do not intend, and, except as required by law, we undertake no obligation, to update any of our forward-looking statements after the date of this release to reflect any future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

For more information, contact:
Rich Sheffer
Vice President Investor Relations, Risk Management and Treasurer
Welbilt, Inc.
+1 (727) 853-3079
Richard.sheffer@welbilt.com

May 7, 2018
Welbilt Reports 2018 First Quarter Results

WELBILT, INC.
Consolidated Financial Information
(In millions, except share and per share data)
(Unaudited)

STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2018	2017
Net sales	$350.4	$328.0
Cost of sales	224.2	205.0
Gross profit	126.2	123.0
Selling, general and administrative expenses	76.3	74.0
Amortization expense	7.9	7.8
Separation expense	0.1	0.9
Restructuring expense	0.4	4.6
(Gain) loss from impairment or disposal of assets — net	(0.1)	0.4
Earnings from operations	41.6	35.3
Interest expense	20.3	23.2
Loss on early extinguishment of debt	—	3.2
Other expense — net	8.5	1.8
Earnings before income taxes	12.8	7.1
Income taxes	0.3	2.1
Net earnings	$12.5	$5.0
Per share data
Earnings per share — Basic	$0.09	$0.04
Earnings per share — Diluted	$0.09	$0.04
Weighted average shares outstanding — Basic	139,708,723	138,759,075
Weighted average shares outstanding — Diluted	140,970,543	140,431,198

May 7, 2018
Welbilt Reports 2018 First Quarter Results

WELBILT, INC.
Consolidated Financial Information
(In millions, except share and per share data)

BALANCE SHEETS

	March 31,	December 31,
	2018	2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$153.8	$128.4
Restricted cash	0.3	0.3
Accounts receivable, less allowance of $4.0 at March 31, 2018 and December 31, 2017	90.5	83.7
Inventories — net	177.4	152.3
Prepaids and other current assets	24.7	19.0
Total current assets	446.7	383.7
Property, plant and equipment — net	112.6	112.2
Goodwill	846.6	846.1
Other intangible assets — net	455.7	461.4
Other non-current assets	37.2	37.0
Total assets	$1,898.8	$1,840.4
Liabilities and equity
Current liabilities:
Accounts payable	$112.9	$103.6
Accrued expenses and other liabilities	138.2	161.7
Current portion of capital leases	0.7	0.7
Product warranties	26.2	24.1
Total current liabilities	278.0	290.1
Long-term debt and capital leases	1,279.5	1,232.2
Deferred income taxes	91.7	92.3
Pension and postretirement health obligations	46.0	48.3
Other long-term liabilities	71.3	67.1
Total non-current liabilities	1,488.5	1,439.9
Commitments and contingencies
Total equity:
Common stock ($0.01 par value, 300,000,000 shares authorized, 139,910,969 shares and 139,491,860 shares issued and 139,910,969 shares and 139,440,470 shares outstanding at March 31, 2018 and December 31, 2017, respectively)	1.4	1.4
Additional paid-in capital (deficit)	(57.6)	(63.3)
Retained earnings	218.1	204.5
Accumulated other comprehensive loss	(29.4)	(32.0)
Treasury stock, at cost, 51,321 shares and 51,390 shares, respectively	(0.2)	(0.2)
Total equity	132.3	110.4
Total liabilities and equity	$1,898.8	$1,840.4

May 7, 2018
Welbilt Reports 2018 First Quarter Results

WELBILT, INC.
Consolidated Financial Information
(In millions)
(Unaudited)

STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities
Net earnings	$12.5	$5.0
Adjustments to reconcile net earnings to cash used in operating activities:
Depreciation	4.2	4.0
Amortization of intangible assets	7.9	7.8
Amortization of debt issuance costs	1.4	1.3
Loss on early extinguishment of debt	—	3.2
Deferred income taxes	(1.6)	(2.9)
Stock-based compensation expense	3.2	4.4
(Gain) loss from impairment or disposal of assets — net	(0.1)	0.4
Changes in operating assets and liabilities, excluding the effects of business acquisitions or dispositions:
Accounts receivable	(134.8)	(121.9)
Inventories	(23.0)	(23.9)
Other assets	(1.5)	(3.5)
Accounts payable	8.4	8.6
Other current and long-term liabilities	(30.1)	(46.9)
Net cash used in operating activities	(153.5)	(164.4)
Cash flows from investing activities
Cash receipts on beneficial interest in sold receivables	131.8	115.9
Capital expenditures	(3.7)	(4.9)
Net cash provided by investing activities	128.1	111.0
Cash flows from financing activities
Proceeds from long-term debt and capital leases	74.0	78.9
Repayments on long-term debt and capital leases	(19.2)	(2.5)
Debt issuance costs	(0.1)	(1.4)
Proceeds from short-term borrowings	—	4.0
Exercises of stock options	2.5	0.9
Payments on tax withholdings for equity awards	(2.0)	(2.1)
Net cash provided by financing activities	55.2	77.8
Effect of exchange rate changes on cash	(4.4)	(1.8)
Net increase in cash and cash equivalents and restricted cash	25.4	22.6
Balance at beginning of period	128.7	60.2
Balance at end of period	$154.1	$82.8
Supplemental disclosures of cash flow information:
Cash paid for income taxes, net of refunds	$10.4	$10.2
Cash paid for interest, net of related hedge settlements	$26.0	$33.7
Supplemental disclosures of non-cash activities:
Non-cash investing activity:
Beneficial interest obtained in exchange for securitized receivables	$169.6	$169.9

May 7, 2018
Welbilt Reports 2018 First Quarter Results

SEGMENT INFORMATION

	Three Months Ended March 31,
(in millions, except percentage data)	2018	2017
Net sales:
Americas	$280.2	$267.5
EMEA	81.0	67.8
APAC	43.5	41.7
Elimination of intersegment sales	(54.3)	(49.0)
Total net sales	$350.4	$328.0

Segment Adjusted Operating EBITDA:
Americas	$47.6	$46.8
EMEA	14.1	12.8
APAC	5.5	5.5
Total Segment Adjusted Operating EBITDA	67.2	65.1
Corporate and unallocated	(11.9)	(12.1)
Amortization expense	(7.9)	(7.8)
Depreciation expense	(4.2)	(4.0)
Transaction costs	(1.2)	—
Separation expense	(0.1)	(0.9)
Restructuring expense	(0.4)	(4.6)
Gain (loss) from impairment or disposal of assets — net	0.1	(0.4)
Earnings from operations	41.6	35.3
Interest expense	(20.3)	(23.2)
Loss on early extinguishment of debt	—	(3.2)
Other expense — net	(8.5)	(1.8)
Earnings before income taxes	$12.8	$7.1

Adjusted Operating EBITDA % by segment (1):
Americas	17.0%	17.5%
EMEA	17.4%	18.9%
APAC	12.6%	13.2%
(1) Adjusted Operating EBITDA % in the section above is calculated by dividing Adjusted Operating EBITDA by net sales for each respective segment.

Net sales by geographic area (2):
United States	$223.4	$215.0
Other Americas	28.5	23.0
EMEA	62.1	54.0
APAC	36.4	36.0
Total net sales by geographic area	$350.4	$328.0
(2) Net sales in the section above are attributed to geographic regions based on location of customer.

May 7, 2018
Welbilt Reports 2018 First Quarter Results

NON-GAAP FINANCIAL MEASURES

In this release, we use certain non-GAAP financial measures discussed below to evaluate our results of operations, financial condition and liquidity. We believe that the presentation of these non-GAAP financial measures, when viewed as a supplement to our results prepared in accordance with U.S. GAAP, provides useful information to investors in evaluating the ongoing performance of our operating businesses, provides greater transparency into our results of operations and is consistent with how management evaluates the Company’s operating performance and liquidity. In addition, these non-GAAP measures address questions we routinely receive from analysts and investors and, in order to ensure that all investors have access to similar data we have determined that it is appropriate to make this data available to all investors. None of the non-GAAP measures presented should be considered as an alternative to net earnings, earnings from operations, net cash used in operating activities, net sales or any other measures derived in accordance with U.S. GAAP. These non-GAAP measures have important limitations as analytical tools and should not be considered in isolation or as substitutes for financial measures presented in accordance with U.S. GAAP. Our use of these terms may vary from the use of similarly-titled measures by other companies due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. Reconciliations of non-GAAP measures related to our 2018 guidance are not provided in this press release because it would take unreasonable efforts to provide such reconciliations.

Free Cash Flow

In this release, we refer to Free Cash Flow, which represents net cash provided by operating activities less capital expenditures plus cash receipts on our beneficial interest in sold receivables. We believe this non-GAAP financial measure is useful to investors in measuring our ability to generate cash internally to fund initiatives such as debt repayment, acquisitions, dividends and share repurchases. During the first quarter of 2018, we updated our definition of Free Cash Flow to include cash receipts on beneficial interest in sold receivables, which is now recorded in net cash provided by investing activities with the adoption of the accounting guidance in Accounting Standards Update 2016-15 effective January 1, 2018. Free Cash Flow reconciles to net cash used in operating activities presented in accordance with U.S. GAAP as follows:

	Three Months Ended March 31,
(in millions)	2018	2017
Free Cash Flow:
Net cash used in operating activities	$(153.5)	$(164.4)
Capital expenditures	(3.7)	(4.9)
Cash receipts on beneficial interest in sold receivables	131.8	115.9
Free Cash Flow	$(25.4)	$(53.4)

May 7, 2018
Welbilt Reports 2018 First Quarter Results

Adjusted Operating EBITDA

In addition to analyzing our results on a U.S. GAAP basis, management also reviews our results on an "Adjusted Operating EBITDA" basis. Adjusted Operating EBITDA is defined as net earnings before interest, income taxes, other expense - net, depreciation and amortization plus certain items such as gain or loss from impairment or disposal of assets, restructuring expense, separation expense, loss on early extinguishment of debt and acquisition-related transaction costs. Management uses Adjusted Operating EBITDA as the basis on which it evaluates our financial performance and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses. Adjusted Operating EBITDA reconciles to net earnings presented in accordance with U.S. GAAP as follows:

	Three Months Ended March 31,
(in millions, except percentage data)	2018	2017
Adjusted Operating EBITDA:
Net earnings	$12.5	$5.0
Income taxes	0.3	2.1
Other expense — net (1)	8.5	1.8
Loss on early extinguishment of debt	—	3.2
Interest expense	20.3	23.2
Earnings from operations	41.6	35.3
(Gain) loss from impairment or disposal of assets — net	(0.1)	0.4
Restructuring expense	0.4	4.6
Separation expense	0.1	0.9
Amortization expense	7.9	7.8
Depreciation	4.2	4.0
Transaction costs (2)	1.2	—
Total Adjusted Operating EBITDA	$55.3	$53.0

Adjusted Operating EBITDA margin (3)	15.8%	16.2%
(1) Prior year presentation adjusted for $0.3 million of periodic pension costs that have been reclassified from Selling, general and administrative expenses to Other expense - net in accordance with the adoption of accounting guidance in Accounting Standards Update 2017-07.
(2) Transaction costs of $1.2 million include professional services and other direct acquisition costs in connection with the acquisition of Crem.
(3) Adjusted Operating EBITDA margin in the section above is calculated by dividing Adjusted Operating EBITDA by net sales.

May 7, 2018
Welbilt Reports 2018 First Quarter Results

Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Share

In this release, we refer to Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Share. We define Adjusted Net Earnings as net earnings before the impact of certain items, including gain or loss from impairment or disposal of assets, restructuring expense, separation expense, loss on early extinguishment of debt and acquisition-related transaction costs, net of taxes. Adjusted Diluted Net Earnings Per Share represents Adjusted Net Earnings while giving effect to all potentially dilutive common shares that were outstanding during the respective period. We believe these measures are helpful to investors in assessing our ongoing performance of its underlying businesses before the impact of certain items. Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Share reconcile to net earnings and diluted net earnings per share, respectively, presented in accordance with U.S. GAAP as follows:

	Three Months Ended March 31,
(in millions, except share data)	2018	2017
Adjusted Net Earnings:
Net earnings	$12.5	$5.0
(Gain) loss from impairment or disposal of assets — net	(0.1)	0.4
Restructuring expense	0.4	4.6
Separation expense	0.1	0.9
Loss on early extinguishment of debt	—	3.2
Transaction costs (1)	9.0	—
Tax effect of adjustments (2)	(0.1)	(3.5)
Total Adjusted Net Earnings	$21.8	$10.6

Adjusted Diluted Net Earnings Per Share:
Diluted net earnings per share	$0.09	$0.04
(Gain) loss from impairment or disposal of assets — net per share	—	—
Restructuring expense per share	—	0.03
Separation expense per share	—	0.01
Loss on early extinguishment of debt per share	—	0.02
Transaction costs per share (1)	0.06	—
Tax effect of adjustments per share (2)	—	(0.02)
Total Adjusted Diluted Net Earnings Per Share	$0.15	$0.08
(1) Transaction costs include a loss of $7.8 million related to a foreign currency hedge of the acquisition purchase price for Crem and $1.2 million of professional services and other direct acquisition costs.
(2) The tax effect of adjustments is determined using the statutory tax rates for the countries comprising such adjustments.

May 7, 2018
Welbilt Reports 2018 First Quarter Results

Third-party Net Sales and Organic Net Sales

In this release, we refer to Third-party Net Sales and Organic Net Sales. Third-party Net Sales reflect net sales for the segment excluding intersegment sales. Organic Net Sales reflect net sales before the impact from foreign currency translation which is calculated by translating current period balances at prior period rates. We believe these measures are helpful to investors in assessing the ongoing performance of our underlying businesses. Third-party Net Sales and Organic Net Sales reconcile to net sales presented in accordance with U.S. GAAP as follows:

	For the Three Months Ended March 31, 2018 vs. 2017
	Favorable/(Unfavorable)
	Americas	EMEA	APAC	Welbilt
Organic Net Sales	4.5%	4.6%	(3.3)%	3.7%
Foreign currency translation	0.6%	14.3%	3.3%	3.1%
Third-party Net Sales	5.1%	18.9%	—%	6.8%

	Three Months Ended March 31,
(in millions)	2018	2017
Consolidated:
Total sales	$404.7	$377.0
Less: Intersegment sales	(54.3)	(49.0)
Net sales (as reported)	350.4	328.0
Foreign currency translation	(10.3)	—
Organic Net Sales	$340.1	$328.0

Americas:
Net sales	$280.2	$267.5
Less: Intersegment sales	(30.3)	(29.8)
Third-party Net Sales	249.9	237.7
Foreign currency translation	(1.4)	—
Organic Net Sales	$248.5	$237.7

EMEA:
Net sales	$81.0	$67.8
Less: Intersegment sales	(16.9)	(13.9)
Third-party net sales	64.1	53.9
Foreign currency translation	(7.7)	—
Organic Net Sales	$56.4	$53.9

APAC:
Net sales	$43.5	$41.7
Less: Intersegment sales	(7.1)	(5.3)
Third-party net sales	36.4	36.4
Foreign currency translation	(1.2)	—
Organic Net Sales	$35.2	$36.4